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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
               Date of Report (Date of earliest event reported):
                                January 18, 1994
                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)
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
DELAWARE            1-8712           62-0721803
(State or other     (Commission      (IRS Employer
jurisdiction of     File Number)     Identification
incorporation)                       Number)
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                             55 EAST CAMPERDOWN WAY
                                 P.O. BOX 1028
                              GREENVILLE, SC 29602
               (Address of principal executive offices; zip code)
        Registrant's telephone number, including area code: 803 271-7733
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS
     On January 18, 1994, Bowater Incorporated (the Company) issued a press release that announced its 1993 fourth quarter and year-end results and included the following:
          Bowater Incorporated (NYSE-BOW) today reported net income for the fourth quarter of 1993 of $4.9 million, or $.12 per share, on sales of
     $340.4 million. Included in the quarter's results were a pre-tax gain of
     $48.9 million ($30.6 million, or $.84 per share, after tax) on the sale of approximately 68,000 acres of non-strategic land holdings and a charge of
     $10.0 million before tax ($6.3 million, or $.17 per share, after tax) for costs related to companywide personnel reductions.
          The net loss for the same quarter last year was $20.9 million, or $.59 per share on sales of $363.2 million.
          For the twelve months of 1993, Bowater incurred a net loss of $64.5 million, or $1.84 per share, on sales of $1.35 billion. This compares to a loss before accounting changes of $92.9 million, or $2.64 per share, on sales of $1.36 billion for 1992. After accounting changes, the net loss for
     1992 was $82.0 million, or $2.34 per share.
                          (Please see attached tables)
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                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                  (UNAUDITED, IN 000'S EXCEPT PER SHARE DATA)
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
                                                                              QUARTER ENDED           TWELVE MONTHS ENDED
                                                                           DEC. 31,    DEC. 31,     DEC. 31,       DEC. 31,
                                                                             1993        1992         1993           1992
Net sales (1)...........................................................   $340,388    $363,173    $1,353,684     $1,360,818
Operating loss..........................................................   $(19,792)   $(12,468)   $  (63,332)    $  (74,108)
Income (loss) before taxes, minority interests and changes in accounting
  principles............................................................   $  5,364    $(38,262)   $ (109,036)    $ (171,954)
Income (loss) before changes in accounting principles...................   $  4,887    $(20,891)   $  (64,499)    $  (92,868)
Changes in accounting principles........................................         --          --            --         10,911
Net income (loss).......................................................   $  4,887    $(20,891)   $  (64,499)    $  (81,957)
Earnings (loss) per share: (2)
  Before changes in accounting principles...............................   $    .12(3) $   (.59)   $    (1.84)(4) $    (2.64)(5)
  Changes in accounting principles......................................         --          --            --            .30
                                                                           $    .12    $   (.59)   $    (1.84)    $    (2.34)
Average shares outstanding..............................................     36,427      36,264        36,368         36,141
                                                    SEGMENT INFORMATION:
NET SALES: (1)
Pulp, Paper and Related Products
  Newsprint.............................................................   $148,042    $182,768    $  607,588     $  662,171
  Directory and uncoated specialties....................................     48,664      32,395       203,432        124,677
  Coated paper..........................................................     79,933      78,441       316,193        296,119
  Pulp..................................................................     28,087      36,224        98,861        136,424
  Lumber, stumpage and other products...................................     31,138      21,914       103,099         79,507
                                                                            335,864     351,742     1,329,173      1,298,898
Communication papers....................................................     45,843      52,273       191,769        207,523
Distribution costs......................................................    (33,926)    (35,677)     (142,413)      (133,051)
Eliminations............................................................     (7,393)     (5,165)      (24,845)       (12,552)
                                                                           $340,388    $363,173    $1,353,684     $1,360,818
OPERATING LOSS:
Pulp, paper and related products........................................   $(12,371)   $ (7,174)   $  (32,759)    $  (46,138)
Communication papers....................................................        569          22        (6,419)        (2,277)
Corporate expenses......................................................     (7,990)     (5,316)      (24,154)       (25,693)
                                                                           $(19,792)   $(12,468)   $  (63,332)    $  (74,108)
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(1) Net of distribution costs. Prior year amounts have been reclassified.
(2) Calculation of earnings (loss) per common share is after dividend requirement of the LIBOR preferred stock.
(3) Includes a $(.17) charge for corporate restructuring and $.84 for gain on real property sales.
(4) Includes $(.34) for GNP/corporate restructuring, $(.16) for increase in deferred tax liabilities and $.90 for gain on real property sales.
(5) Includes a $(.09) charge for corporate restructuring and a non-recurring charge for equipment write-off of $(.21).
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                                   SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         BOWATER INCORPORATED
                                            By: /s/ Robert C. Lancaster
                                            Name: Robert C. Lancaster
                                            Title: Senior Vice President
                                            and
                                               Chief Financial Officer
Date: January 18, 1994
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